UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 3, 2008
SUNAIR SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
595 South Federal Highway
Suite 500
Boca Raton, FL 33432
(Address of Principal Executive Office) (Zip Code)
(561) 208-7400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 and 5.02: Entry into Material Definitive Agreement; Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 3, 2008, Sunair Services Corporation (the “Company”) entered into an employment agreement (“Agreement”) with Jack I. Ruff to serve as the Chief Executive Officer and President of the Company and Middleton Pest Control, Inc (“Middleton”), to be effective as of July 25, 2008 (the “Effective Date”). Under the Agreement, Mr. Ruff will receive an annual salary of $350,000 per year and is eligible to receive bonuses based on Company’s actual EBIDTA results compared to its budgeted EBIDTA results for each year. Any subsequent increases in Mr. Ruff’s annual salary or bonuses will be determined by the Company in its sole discretion. Mr. Ruff is entitled to participate in any bonus plan, incentive compensation program, incentive stock option or other benefits which are available to other similar situated executives of the Company. The Agreement contains customary confidentiality and non-competition provisions. All capitalized terms not defined herein shall have the same meaning as defined terms in the Agreement.
     The Agreement is for a term of three years from the Effective Date, unless otherwise terminated as specified therein. If the Company terminates the employment of Mr. Ruff without Good Cause or if Mr. Ruff terminates his employment with Good Cause, the Company shall pay Mr. Ruff severance compensation calculated at the rate of his salary in effect as of the date immediately preceding the date of termination and the cost of premiums for any Company sponsored insurance policy (or the cash equivalent) as follows: (i) if terminated prior to the first anniversary of the Effective Date, Mr. Ruff shall be paid six months of severance compensation, (ii) if terminated after the first anniversary but before the second anniversary of the Effective Date Mr. Ruff shall be paid one year of severance compensation, and (iii) if terminated after the second anniversary, Mr. Ruff shall be paid two years of severance compensation Upon a Change in Control, any unvested stock options or restricted stock awards previously granted to Mr. Ruff will automatically vest. If Mr. Ruff terminates his employment for Good Cause within nine (9) months of a Change in Control, then Mr. Ruff will be entitled to the severance compensation equal to (i) one year if terminated after the first anniversary but before the second anniversary of the Effective Date and (ii) two years of severance compensation if terminated after the second anniversary of the Effective Date.
     The foregoing description of Mr. Ruff’s Agreement is qualified in its entirety by reference to the Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.
     On August 28, 2008, the Company’s Compensation Committee granted 50,000 options to Mr. Ruff, at an exercise price of $2.03 per share. The options vest over a 4 year period at 25% per year, beginning on August 28, 2009, and expire eight years after the date of the grant.
     In connection with Mr. Ruff’s appointment, Charles Steinmetz has stepped down from his position as the Chief Executive Officer of Middleton. Mr. Steinmetz will continue to serve as a director of the Company.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit	Description
10.1	Employment Agreement dated September 3, 2008, to be effective as of July 25, 2008, between Sunair Services Corporation and Jack I. Ruff

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR SERVICES CORPORATION
Date: September 8, 2008	By:	/s/ Edward M. Carriero, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement dated September 3, 2008, to be effective as of July 25, 2008, between Sunair Services Corporation and Jack I. Ruff

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